UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2019

The Meet Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33105	86-0879433
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Union Square Drive New Hope, Pennsylvania	18938
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 862-1162

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 12, 2019, The Meet Group, Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”), at which the Company’s stockholders approved to amend and restate an amendment and restatement to the Company’s Amended and Restated Certificate of Incorporation, as amended, to increase the Company’s authorized common stock, par value $0.001 per share (the “Common Stock”), from 100,000,000 shares to 200,000,000 shares (the “A&R Charter”). Prior to the A&R Charter, the Company’s Amended and Restated Certificate of Incorporation, as amended, authorized the Board to issue a maximum of 105,000,000 shares of the Company’s capital stock, consisting of 100,000,000 shares of the Common Stock and 5,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”). Accordingly, the A&R Charter authorizes the Board to issue a maximum of 205,000,000 shares of the Company’s capital stock, consisting of 200,000,000 shares of the Common Stock and 5,000,000 shares of Preferred Stock.

The A&R Charter is described in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 29, 2019 (the “2019 Annual Meeting Proxy Statement”), and that description of the A&R Charter included in the 2019 Annual Meeting Proxy Statement is incorporated herein by reference. The description of the A&R Charter is qualified in its entirety by reference to the full text of the Company’s Amended and Restated Certificate of Incorporation (the “A&R Charter Certificate”), which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On June 13, 2019, the Company filed the A&R Charter Certificate with the Secretary of State of the State of Delaware implementing the A&R Charter.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of The Meet Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MEET GROUP, INC.

Date:	June 14, 2019	By: /s/ Geoff Cook
Name: Geoff Cook Title: Chief Executive Officer